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                                                                  Exhibit 10.41a


                                AMENDMENT NO. 1
                                ---------------
                                      TO
                                      --
                             EMPLOYMENT AGREEMENT
                             --------------------


     This Amendment No. 1 to Employment Agreement (the "Amendment") is made effective on May 1, 1999, between HARDEN & COMPANY INSURANCE SERVICES, INC., AKA HARDEN GROUP, and all subsidiaries ("Employer"), and THOMAS O. HEDFORD ("Executive").


                                   RECITALS
                                   --------

     A. Executive and Employer entered into that certain Employment Agreement dated September 1, 1998 (the "Agreement"), pursuant to which Employer agreed to employee Executive on the terms set forth therein.

     B.   Employer restructured its management team effective May 1, 1999.

     C. In light of said restructuring, Employer and Executive desire to amend certain terms of the Agreement.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Amendment, it is agreed as follows:


                             TERMS AND CONDITIONS
                             --------------------

     1. The term "Employer" in the Agreement is hereby amended from Harden & Company Insurance Services Inc. d.b.a. Pacific Heritage Administrators and replaced with Harden & Company Insurance Services, Inc. AKA Harden Group and all subsidiaries.

     2. Section 1. of the Agreement is deleted in its entirety and replaced with the following Section 1:

          "1.  Duties and Authority. Employer shall employ Executive as
               --------------------
Executive Vice President of Employer. Executive's position as Executive Vice President is to remain in effect until changes are deemed necessary and approved by action of the Employer's Board of Directors."

     3. The first sentence of Section 4. of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "Subject to earlier termination as provided in this Agreement, Executive shall be employed beginning May 1, 1999, and ending April 30, 2004."

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     4.   The second sentence of Section 6(b) of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

          "The bonus shall be equal to 4% of Employer's operating results, and shall be calculated quarterly for the periods ended March 31, June 30, September 30, and December 31, respectively."

     5. Section 9(b) of the Agreement is hereby deleted in its entirety and replaced with the following Section 9(b):

          "(b)  Termination on Resignation. Executive may terminate this
                --------------------------
Agreement by giving Employer four (4) months' prior written notice of his resignation. In the event Executive resigns under this Section 9(b), he shall be entitled to receive four (4) months' basic salary due under Section 6(a), and any bonus due under Section 6(b) will be prorated through the date of his resignation."

     6. Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following Section 13:

          "13.  Payment Upon Termination or Permanent Disability.
                ------------------------------------------------
Notwithstanding any provision of this Agreement, if Employer terminates this Employment Agreement for any reason other than cause or Executive becomes permanently disabled or unable to perform his duties as Executive Vice President, Employer shall pay Executive (i) an amount equal to nine (9) months' basic salary due under Section 6(a), at Executive's then current rate of compensation; (ii) any accrued, but unpaid, bonus due under Section 6(b); and
(iii) for a period of nine (9) months, all benefits, including the automobile allowance described in Section 6(e), to which Executive would otherwise be entitled had the Agreement not been so terminated. If Executive is permanently disabled, any obligations under this Section 13 shall be reduced, on a dollar-for-dollar basis, by any disability insurance payments made to Executive during the nine (9) month period.

     6. Except as modified above, the terms and conditions contained in the Agreement shall remain in full force and effect.

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     Executed by the parties as of the day and year first above written.

                                     "Employer"
                                     HARDEN & COMPANY INSURANCE
                                     SERVICES, INC. AKA HARDEN GROUP
                                     and all subsidiaries



                                     By:/s/ James R. Dunathan
                                        ---------------------------------------
                                        J.R. Dunathan, Chairman
                                        President and Chief Executive Officer



                                     "Executive"



                                     By:/s/ Thomas O. Hedford
                                        ---------------------------------------
                                        Thomas O. Hedford

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